Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 12, 2005)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 26, 2005 of $699,900 (or $.11 per share diluted) compared to net income of $1,360,300 (or $.21 per share diluted) in the first quarter of 2004.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Earnings for the first quarter were disappointing, but partly expected.  While we anticipated increased costs to build infrastructure for our leasing business, we were disappointed that the royalties generated by our franchise business were short of our goals.  Growing our leased assets and the performance of our franchise business is vital for our continued success.”

Winmark Corporation develops franchises that buy, sell, trade used and new merchandise and provides equipment lease financing to a wide variety of customers.  At March 26, 2005, there were 794 franchise and retail stores in operation under the Company’s brands and an additional 39 franchises awarded but not open.  Of the stores in operation, there were 410 Play It Again Sports, 209 Once Upon A Child, 134 Plato’s Closet and 41 Music Go Round stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to the performance of our equipment leasing business and our franchise business.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 26, 2005	December 25, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$6,641,300	$5,983,500
Marketable securities	1,165,100	1,390,800
Receivables, less allowance for doubtful accounts of $184,100 and $202,000	2,507,800	2,019,800
Inventories	350,400	419,600
Prepaid expenses and other	457,400	654,800
Deferred income taxes	492,600	492,600
Total current assets	11,614,600	10,961,100

Net investment in leasing operations	1,984,200	1,679,700
Long-term investments	11,230,400	10,932,600
Long-term receivables, net	38,900	54,400
Property and equipment, net	487,400	293,600
Other assets, net	662,100	654,600
Deferred income taxes	196,400	196,400
	$26,214,000	$24,772,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,520,300	$1,063,800
Accrued liabilities	1,215,600	1,299,300
Current deferred revenue	806,200	611,800
Total current liabilities	3,542,100	2,974,900

Long-term deferred revenue	278,900	239,200

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,964,547 and 5,964,547 shares issued and outstanding	5,348,400	5,186,300
Other comprehensive income (loss)	(1,700)	25,600
Retained earnings	17,046,300	16,346,400

Total shareholders’ equity	22,393,000	21,558,300
	$26,214,000	$24,772,400

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 26, 2005	March 27, 2004
REVENUE:
Royalties	$4,514,400	$4,629,900
Merchandise sales	2,235,600	2,604,000
Franchise fees	190,000	192,600
Other	204,700	137,200
Total revenue	7,144,700	7,563,700

COST OF MERCHANDISE SOLD	1,920,000	2,152,400

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,045,400	3,318,300

Income from operations	1,179,300	2,093,000

LOSS FROM EQUITY INVESTMENTS	(94,100)	(24,300)

GAIN ON SALE OF INVESTMENTS	21,300	189,200

INTEREST AND OTHER INCOME	60,000	76,500

Income before income taxes	1,166,500	2,334,400

PROVISION FOR INCOME TAXES	(466,600)	(974,100)

NET INCOME	$699,900	$1,360,300

EARNINGS PER SHARE - BASIC	$.12	$.24

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,964,547	5,706,471

EARNINGS PER SHARE - DILUTED	$.11	$.21

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	6,588,089	6,468,385